                                                                      EXHIBIT 11


                      PACIFIC INTERNATIONAL SERVICES CORP.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                          Three Months Ended June 30,
                                                        -------------------------------
                                                            1995                1994
                                                        ------------         ----------
Weighted average common shares outstanding                8,079,800           9,009,300
                                                        ===========          ==========

   Net income (loss)                                    $(1,599,474)         $    2,365
                                                        ===========          ==========
Earnings per common share:

   Net income (loss)                                    $     (0.20)         $     0.00
                                                        ===========          ==========

                                                           Six Months Ended June 30,
                                                        -------------------------------
                                                            1995                1994
                                                        ------------         ----------
Weighted average common shares outstanding                8,079,800           9,009,300
                                                        ===========          ==========

   Net income (loss)                                    $(1,977,615)         $  513,984
                                                        ===========          ==========
Earnings per common share:

   Net income (loss)                                    $     (0.24)         $     0.06
                                                        ===========          ==========
